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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2002 relating to the financial statements, which appears in Greater Bay Bancorp's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP




San Francisco, California
July 22, 2002